Exhibit 10.10

FORM OF EXPENSE REIMBURSEMENT AGREEMENT

This Expense Reimbursement Agreement (the “Agreement”) is made this _____ day of _____, 2022, by and between Varagon Capital Corporation, a Maryland corporation (the “Company”), and VCC Advisors, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a non-diversified, closed-end management investment company that intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company has retained the Adviser to furnish investment advisory services to the Company on the terms and conditions set forth in the investment advisory agreement, dated _________, 2022, entered between the Company and the Adviser, as may be amended or restated (the “Advisory Agreement”);

WHEREAS, the Company and the Adviser have determined that it is appropriate and in the best interests of the Company that the Adviser fund all of the Organizational and Offering Expenses (as defined in Section 1of this Agreement)) incurred by the Company and that the Company will be obligated to reimburse to the Adviser at a later date as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Adviser Expense Payments for the Company

The Adviser, or its affiliates, will fund all of the Organizational and Offering Expenses incurred by the Company (each such payment, an “Expense Payment”). “Organizational and Offering Expenses” means all costs and expenses (whether incurred before, on or after the date of the Company’s preliminary private placement memorandum) pertaining to the organization and establishment of the Company (including any subsidiaries of the Company and the transactions contemplated by the merger of Varagon Fund I, L.P. with and into the Company and the acquisition of a portfolio of existing loans), including, without limitation, any related third-party legal, tax and accounting advisory fees and expenses, capital raising expenses (including printing expenses and other similar costs, fees and expenses, and regulatory, compliance, and administrative filings) and other organizational and offering expenses, but excluding the fees of the placement agent (or any successor placement agent).

2. Reimbursement of Expense Payments by the Company

(a) To ensure that each investor that enters into a subscription agreement with the Company during the Fundraising Period (as defined below) shares equitably in the Organizational and Offering Expenses, during the first four fiscal quarters following the Fundraising Period, the Company shall reimburse the Adviser, or its affiliates, as applicable, for the Organizational and Offering Expenses incurred by the Company and funded by the Adviser or its affiliates. Any reimbursement payments required to be made by the Company pursuant to this Section 2(a) of this Agreement shall be referred to herein as a “Reimbursement Payment.”

(b) The “Initial Closing” will occur on the first date an investor’s subscription agreement relating to the Company’s common stock is accepted by the Company. The Company expects to hold additional closings, from time to time, in the Adviser’s sole discretion, for a period of 24 months after the Initial Closing (the “Fundraising Period”). The Fundraising Period may be extended by up to an additional 18 months in the sole discretion of the Company’s board of directors (i.e., from 24 months to up to 42 months after the Initial Closing).

(c) For the avoidance of doubt, to the extent the Fundraising Period is extended by up to an additional 18 months in the sole discretion of the Company’s board of directors (as described in Section 2(b) of this Agreement), the Company shall reimburse the Adviser, or, as applicable, its affiliates, for the Organizational and Offering Expenses incurred by the Company during the first four fiscal quarters following the extended Fundraising Period.

(d) The Company’s obligation to make a Reimbursement Payment will automatically become a liability of the Company on the date on which the Company elects to be regulated as a business development company under the 1940 Act. For the avoidance of doubt, this is not conditioned on any performance threshold and is not considered a contingent liability for accounting purposes.

(e) Notwithstanding anything to the contrary herein, the Company will bear all out-of-pocket costs and expenses of its operations and transactions and will reimburse the Adviser and Varagon Capital Partners, L.P., as administrator (the “Administrator”), for any costs and expenses permitted under the Investment Advisory Agreement by and between the Company and the Adviser and the Administration Agreement by and between the Company and the Administrator, respectively.

3. Termination and Survival

(a) This Agreement shall become effective as of the date of this Agreement.

(b) This Agreement may be terminated at any time, without the payment of any penalty, by the Company or the Adviser, with or without notice.

(c) This Agreement shall automatically terminate in the event of (i) the termination by the Company of the Advisory Agreement; or (ii) the board of directors of the Company making a determination to dissolve or liquidate the Company.

(d) Notwithstanding anything to the contrary herein, Section 2 of this Agreement shall survive any termination of this Agreement.

4. Miscellaneous

(a) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b) This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

(c) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a business development company under the 1940 Act, this Agreement shall also be construed in accordance with the applicable provisions of the 1940 Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein conflict with the provisions of the 1940 Act, the latter shall control. Further, nothing in this Agreement shall be deemed to require the Company to take any action contrary to the Company’s Articles of Incorporation or Bylaws, as each may be amended or restated, or to relieve or deprive the Company’s board of directors of its responsibility for and control of the conduct of the affairs of the Company.

(d) The Company shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Adviser.

(e) This Agreement may be amended in writing by mutual consent of the parties. This Agreement may be executed by the parties on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

VARAGON CAPITAL CORPORATION

By:
Name:	Walter J. Owens
Title:	Chief Executive Officer

VCC ADVISORS, LLC

By:
Name:	Walter J. Owens
Title:	Chief Executive Officer

[VCC - Expense Reimbursement Agreement]